Q3 2023Stockholder Letter

Q3 2023 | Stockholder letter 2 To Our Fellow Stockholders We start this letter with gratitude. Gratitude for you being on this journey with us, gratitude for the accelerated pace of positive changes happening at TrueCar, gratitude for the amazing talent we have – tenured and new, gratitude for the macroeconomic environment starting to become a tailwind. Gratitude for a renewed and ever evolving TrueCar. We have surpassed our guidance. We are back to year-over-year revenue growth for the first time in nine quarters and achieved positive adjusted EBITDA a quarter earlier than originally indicated in our previous guidance. We have a clear vision, and we are working hard to realize it. The macroeconomic environment is showing signs of improving and both consumers and dealers are in increasingly greater need of TrueCar’s offerings. While we continue to monitor the potential impacts of the United Auto Workers strike on inventory, U.S. monthly inventory exceeded two million units for the first time since March 2021, a year-over-year increase of 50.3%. The percentage of new car sales over Manufacturer’s Suggested Retail Price (MSRP) decreased to 39%, a decline of 37% year over year. And in September, average new car incentives climbed 129% year over year to $2,367. We still have a ways to go before the macroeconomic environment returns to historical norms, but it appears the tide has started to turn in our favor, with average days’ supply in inventory increasing from 30 to 39, year over year. For both dealers and consumers, the value propositions from TrueCar are evolving. Historically, for consumers, we have been focused on: (1) price discovery and validation, (2) being the best place to scout a new car and (3) enabling the delivery of targeted OEM incentives through our affinity partner network. For the dealer, we have historically been focused on: (1) lead quality (as verified through our attribution model), (2) insights offered by the analytics and other information we provide and (3) exposure to our affinity partner network. These value propositions still hold true, and we expect that they will for a long time. Nonetheless, we envision a new, more comprehensive journey for consumers and dealers. A journey where the consumer can: (1) buy or sell a new or used car online, (2) enjoy a simple, personal and trustworthy process while shopping for a car and (3) find the best deal for their needs, taking advantage of targeted OEM incentives delivered through our affinity channels, while making full use of our price analytics and the other robust information we provide. For dealers, the new and more comprehensive journey that we envision will involve supporting their business by: (1) delivering meaningful sales volume through customers who discover and transact on their inventory through our marketplace, (2) enabling dealers to deliver attractive deals to consumers while achieving their profitability objectives, and (3) providing a broader geographic addressable market to their inventory through our nationwide audience.

Q3 2023 | Stockholder letter 3 We believe our focus on enabling transactions for both consumers and dealers through a more comprehensive journey, rather than selling page views, impressions or ads, will set us apart from our competition in new ways. Enabling the right consumer to find the right car with the right financing at the right dealer is essential to this experience, but actual online transaction enablement that includes the execution of key deal documents requires more than these components. Specifically, it requires an experience that integrates seamlessly with the processes and software relied upon by dealers, lenders and other third parties. Building out these third-party integrations is a complex challenge that requires time, but we are laser focused on meeting this challenge. We continue to make good progress on our product flow, having launched what we call our “unified flow.” This flow is designed to resemble a traditional online commerce “checkout” flow whereby consumers are provided with relevant transaction details, landed costs and next steps to complete the purchase of the product they are buying. We have also successfully launched our “economic cohort” and our “convenience cohort” flows. Our “economic cohort” flow enables consumers with limited or low credit to find their car while enabling dealers to facilitate access to a large cohort of consumers without having to run expansive back-end operations tailored to “credit challenged” consumers. We have opened this flow to all traffic but have not yet marketed it. To provide some sense of the potential magnitude of this opportunity, between September 6 and October 15, we exposed this product flow to over 50K visitors, approximately 9K of whom submitted a credit pre-qualification. As of the time of this writing, our participating dealers have approximately 5K of inventory within this flow, and we continue to test and optimize this product experience as well as expand the associated inventory over time. Our “convenience cohort” flow is focused on providing a personalized, efficient and positive shopping experience for higher credit consumers. This experience is currently live for all consumers who self- identify as falling within a “Very Good” or “Excellent” credit tier when using the Buying Power Calculator on the TrueCar Homepage, effectively credit scores of 750 and above. This cohort is in line with our historical bread and butter and serves our franchise dealers well. Furthermore, in light of the rising interest rate environment, we expect to see increasing demand for leasing solutions and certified pre-owned inventory by the consumers within this cohort, and we intend to refine the associated experience to help our dealer customers meet that anticipated demand. This cohort is also a great opportunity for us to triangulate the benefits between our dealers, affinity partners and OEMs, while serving the best experience and deal to the consumers. In addition to our “economic cohort” and our “convenience cohort”, we expect that our “EV cohort” flow will be launched in December. We believe our increased focus on electric vehicles is properly timed as the number of EVs listed on our site has grown by over 500% since January 2022. Dealers have struggled to sell this inventory (with the average EV selling in 97 days at the start of October). This provides us with an opportunity to expose our users interested in EVs to dealers with EVs in inventory. We also provide consumers within this cohort with resources and information that we hope will make

Q3 2023 | Stockholder letter 4 the first-time purchase of an EV a simpler, more attractive proposition. This cohort flow not only provides consumers with a good overview of “all-in costs,” which incorporates potential incentives and rebates, it also provides resources for a used EV, overcoming range anxiety, and even how to install an at-home charging station. We see consumers within our EV cohort as a distinct market, and given the inventory our dealers hold and their need to move that inventory, we believe we have a unique beachhead and an opportunity upon which we can continue to build. We continue to refine each of these three cohort flows as we reduce friction, eliminate unnecessary steps and learn from product focus groups and consumer behaviors. We truly have shifted the organization to a product-testing mindset and talent base, and the buildout of these cohort flows is emblematic of that shift. Beyond these three cohort flows, we see revenue opportunities stemming from the possibility of regaining dealers we have lost over the past several years, expanding value-added services to enhance dealer operations and further strengthening our OEM and affinity business. This leads us to emphasize the opportunity we see within our affinity and OEM business. In Q3, our affinity network saw a 14% increase in unit sales year over year due to increased marketing efficiency and expanded co-promotion among our partner brands. We also launched an affinity partnership with Car and Driver, a leading publisher site within the automotive space with more than 18 million monthly unique visitors. The TrueCar-powered car buying experience is currently integrated within Car and Driver’s model pages, a destination that millions of in-market shoppers visit monthly to research and discover their next vehicle. We plan to work closely alongside Car and Driver to enable integrations within other high-intent car buying pages throughout the site. Our affinity network continues to be the primary driver of OEM revenue growth through incentive offers targeted to their members. Q3 saw a 41% quarter-over-quarter increase in OEM revenue and 316% year-over-year growth. As OEM incentive spending is expected to continue to increase, we anticipate further revenue growth primarily driven through our affinity partner brands as well as through added offerings on TrueCar.com. As we look forward, we believe we have tremendous growth opportunities. But we also know such growth cannot come overnight. We are building a company that can endure and sustain, and that can help shape the automotive industry over time. This happens from the ground up while making sure we have the right people in the right seats, with the right focus, and core values, all aimed towards pursuing both growth and profitability. For the fourth quarter of 2023, we reiterate our expectation of returning to double digit year-over-year revenue growth and breakeven or positive adjusted EBITDA1. 1 Adjusted EBITDA is a non-GAAP financial measure. Refer to its definition set forth below. We are unable to provide a reconciliation of forward-looking Adjusted EBITDA to GAAP net loss, the most comparable financial measure calculated and presented in accordance with GAAP, without unreasonable effort because of the uncertainty and potential variability in amount and timing of stock-based compensation, lease exit costs and impairment of right-of-use assets, and other adjustments, which are reconciling items between GAAP net loss and Adjusted EBITDA and could significantly impact GAAP results.

Q3 2023 | Stockholder letter 5 In the longer term, we are focused on the importance of sustained revenue growth and positive free cash flow. We are in pursuit of both. We understand the importance of the rule of forty as an indicator of healthy, growing companies with good profitability metrics. We believe that what we need to do to drive long term shareholder value for all of you is to simply execute and prove ourselves consistently. In light of this, we have established three-year aspirational goals. By the end of 2026, we are pursuing in excess of $300 million annual revenue and greater than 10% free cash flow. We realize these are ambitious goals, but if we meet them, we would have combined revenue growth and free cash flow margin of at least 40% by the end of 2026, which we believe would emphasize our financial health under the rule of forty as well as the value accretion opportunity we believe we have ahead of us. We believe that we have the opportunity, the platform and the talent to execute our strategy, and now the macro is turning in our favor. Join us on this journey as we reshape the car buying experience. Jantoon Reigersman President and Chief Executive Officer Oliver Foley Chief Financial Officer

Q3 2023 | Stockholder letter 6 Market Environment New vehicle inventory dipped slightly in July 2023 before rising back to over 2 million units at the end of September 2023. Affordability remains a concern for many consumers as interest rates for new vehicles went up by 5.6% compared to June 2023. We also saw a slight increase in average days’ supply of new vehicles from August to September, however, we continue to monitor the situation with the UAW (United Auto Workers) strike and its impact on Q4 Inventory. Domestic & Japanese brands garner the largest share of inventory gains. New vehicle inventory rose to 2 million units in September 2023, up 50% or approximately 675 thousand units from September 2022. Monthly new vehicle inventory rose above 2 million for the first time since March 2021. On a sequential basis, new vehicle inventory increased by 8.5% or 158 thousand units from June 2023. Source: Motor Intelligence New Vehicle Inventory (Industry) 2.5M 2.0M 1.5M 1.0M 0.5M 0.0M Sep ‘21 Mar ‘22 Sep ‘22 Mar ‘23 Sep ‘23 2.0M YoY 50.3%

Though there have been consistent increases in recent quarters, inventory is still far below pre-pandemic levels of 3.5 million to 4 million units. The year-over-year new vehicle inventory growth was fueled by domestic brands, up 1.03 million which was followed by mostly Asian brands. On a sequential basis, the new vehicle growth was driven by Japanese brands with over 100 thousand from the previous quarter, closely followed by domestic brands.

The disparity across brands is also evident in days' supply of inventory, which for domestic brands stood at 65 days on average in September 2023, above the industry average of 39 days which is up 30% year over year. Days' supply of inventory for European brands was 36 days, while Japanese and Korean brands combined were at 29 days. Stellantis currently has the highest Days' Supply, when looking further into Stellantis' major brands Dodge has the highest Days' Supply of 113 days.

Days Supply Across Corporations - September 2023



100
75
50
25
0
Subaru
BMW
Kia
Hyundai
Toyota
Honda
Mazda
Mercedes-Benz
Porsche
Volvo
Nissan
Volkswagen
Jaguar Land Rover
General Motors
Mitsubishi
Ford
Stellantis

Source: Motor Intelligence

TrueCar Q3 2023 | Stockholder letter 7

Inventory Gains (Industry data)

Since 2022 Q3



1250K
1000K
750K
500K
250K
0K
1035K
611K
210K
190K
Domestic
Japan
Europe
Korea

Since 2023 Q2



125K
100K
75K
50K
25K
0K
97K
101K
64K
41K
Domestic
Japan
Europe
Korea

Source: Motor Intelligence

TrueCar Q3 2023 | Stockholder letter 8

Q3 2023 | Stockholder letter 9 New inventory gains in 2023 are also skewed toward higher price ranges with 62% of new vehicle inventory consisting of vehicles priced above $40 thousand compared to 35% in 2019. New Vehicle Inventory Share by List Price Source: Truecar 100% 80% 60% 40% 20% 0% 2019 2020 2021 2022 2023 >$60K $50K - $60K $40K - $50K $30K - $40K $20K - $30K < $20K Share of Inventory > $40K 62% vs. 35% in 2019

Vehicle sales trends. Industrywide new vehicle sales were just under 4 million units during the third quarter of 2023, based on data from Motor Intelligence, compared to 4.1 million units in the second quarter of 2023 and 16.5% above the levels seen in the third quarter of 2022. Monthly new vehicle sales were approximately 1.34 million units for September 2023, slightly under June 2023 units of 1.39 million. Even with the UAW strikes and rising interest rates, industrywide sales may still reach 15M units in 2023, as we previously forecasted.

Industrywide New Vehicle Sales (Units)



1.8M
1.6M
1.4M
1.2M
1.0M
0.8M
0.6M
0.4M
0.2M
0.0M
2020
2021
2022
2023
Sep. '23: **1.4M**
YTD: **11.7M**

Source: Motor Intelligence

TrueCar **Q3 2023** | Stockholder letter 10

Q3 2023 | Stockholder letter 11 The seasonally adjusted annual rate (SAAR) for the end of September 2023 was 15.7 million units, which is up from 13.7 million at the end of September 2022, but is slightly below the peak of 16.1 million at the end of June 2023. Ju n- 19 Ju l-1 9 Au g- 19 Se p- 19 Oc t-1 9 No v-1 9 De c-1 9 Ja n- 20 Fe b- 20 Ma r-2 0 Ap r-2 0 Ma y-2 0 Ju n- 20 Ju l-2 0 Au g- 20 Se p- 20 Oc t-2 0 No v-2 0 De c-2 0 Ja n- 21 Fe b- 21 Ma r-2 1 Ap r-2 1 Ma y-2 1 Ju n- 21 Ju l-2 1 Au g- 21 Se p- 21 Oc t-2 1 No v-2 1 De c-2 1 Ja n- 22 Fe b- 22 Ma r-2 2 Ap r-2 2 Ma y-2 2 Ju n- 22 Ju l-2 2 Au g- 22 Se p- 22 Oc t-2 2 No v-2 2 De c-2 2 Ja n- 23 Fe b- 23 Ma r-2 3 Ap r-2 3 Ma y-2 3 Ju n- 23 Ju l-2 3 Au g- 23 Se p- 23 M ill io ns 20.0 18.0 16.0 14.0 12.0 10.0 8.0 6.0 4.0 2.0 0.0 15.9 15.715.3 Source: U.S. Bureau of Economic Analysis Light Vehicle Seasonally Adjusted Annual Rate (SAAR) On average, the supply of new vehicles has continued to improve slightly for the industry, however, as we observed earlier, this progress is still not widespread with gains mainly seen for domestic brands while shortages continued as of September 2023 for certain brands like Toyota, Hyundai, Kia and Subaru.

Q3 2023 | Stockholder letter 12 Vehicle price trends. Across the industry, approximately 39% of new vehicles sold above their Manufacturer’s Suggested Retail Price (MSRP) in September 2023, a slight decline compared to 41% in June 2023, while extending the continued downward trend from 61% in September 2022. OEM incentives for new vehicles increased 129% on a year-over-year basis to $2,367 in September 2023. September 2023 incentives were up 16% from June 2023. Although these increases are significant, they remain well below the typical incentive of $3,400 to $4,300 seen pre-pandemic. Among the major brands, Tesla and Hyundai led the incentives jump year over year in the third quarter. Nine out of the ten top selling brands increased incentive spend in the third quarter of 2023 compared to the second quarter. Among the top brands, only Jeep reduced spend quarter over quarter owing to reduced unit count while RAM saw the largest increase. Source: TrueCar and Motor Intelligence

Q3 2023 | Stockholder letter 13 In a broader review of vehicle price inflation, the Consumer Price Index (CPI, not seasonally adjusted) for new vehicles rose 2.5% year over year and was relatively flat month over month in September 2023. The increased pricing in 2023 has been at a much slower pace than for the same periods in 2022. The CPI for used cars and trucks declined by 8.0% year over year in September and decreased by 5.6% from August. Since the rise earlier this year to its peak in June, we have seen three consecutive months of decline in CPI for used cars and trucks. Consumer Price Index (CPI) for New Vehicles and Used Cars and Trucks (not seasonally adjusted) Source: TrueCar and Motor Intelligence 225 200 175 150 125 100 M ar -1 9 Ju n- 19 Se p- 19 D ec -1 9 M ar -2 0 Ju n- 20 Se p- 20 D ec -2 0 M ar -2 1 Ju n- 21 Se p- 21 D ec -2 1 M ar -2 2 Ju n- 22 Se p- 22 D ec -2 2 M ar -2 3 Ju n- 23 Se p- 23 New Vehicle Used Cars amd Trucks 187.5 179.7

Affordability remains a concern. The average list price for a new vehicle on TrueCar.com was approximately $50 thousand in September 2023, up 6.0% from a year ago and down 3% from June 2023. Interest rates increased by 5.6% in September of 2023, sequentially. For now, even with a slight drop in average new car list prices, rising interest rates and modest OEM incentives mean that monthly payments for new cars will likely remain elevated. For the remainder of the year, we expect OEM incentives to increase as days' supply continues to grow. However, we expect incentive offers to vary by brand and/or model.

The average down payment on a new car loan went up by about 3.8% from Q2 2023. The average monthly payment for a new vehicle grew about 0.6% from Q2 2023 and 6.3% year over year to $768 in Q3 2023. Average interest rates for new car loans were 7.6% in September 2023, an increase of 0.4% from June 2023 and 1.6% from September 2022.

New and Used Vehicle Financing Trends


Average Loan Term in Months
75
73
71
69
67
65
2019
2020
2021
2022
2023
Average APR
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
2019
2020
2021
2022
2023
Average Amount Financed
$45K
$40K
$35K
$30K
$25K
$20K
$15K
2019
2020
2021
2022
2023
New
Used

Source: Truecar

The average list price for a used vehicle on the TrueCar platform was approximately $31 thousand in September 2023, down from approximately $32.5 thousand a year ago. Interest rates for used vehicle loans rose to 11.3% in September 2023, from 10.9% in June 2023 and rose from 9.1% in September 2022, representing a year-over-year jump of 23.4%. The average monthly payment for a used vehicle was $588 in September 2023, down 0.8% year over year and down 1.3% from June 2023. According to the latest automotive finance market update by Experian[2], the share of new and used vehicle loan and lease transactions for subprime and deep subprime buyers continues to decline to 15.0% in Q2 2023 from 16.9% in 2022 and 21.3% in 2019 while super prime and prime buyers comprised 67.4% in Q2 2023, up from 61.4% in 2019.

[2] Experian: State of the Automotive Finance Market Q2 2023

TrueCar Q3 2023 | Stockholder letter 14

Q3 2023 | Stockholder letter 15 3 Net Loss for Q3 2023 is inclusive of charges associated with the realignment of the Company’s leadership structure undertaken in the third quarter of 2023 of approximately $1.8 million. Net Loss for Q3 2022 includes a one-time goodwill impairment charge of $59.8 million. 4 Refer to the accompanying financial tables for further details and a reconciliation of the Adjusted EBITDA to the most directly comparable GAAP measure located at the end of this letter. 5 On September 30, 2023, cash and cash equivalents included $2.2 million restricted cash that is used to collateralize a letter of credit to secure certain of our obligations under one of our office leases. 6 Traffic refers to Average Monthly Unique Visitors Revenue $41.1 million vs. $39.1 million in Q3 2022 Traffic(6) 8.1 million vs. 7.6 million in Q3 2022 Net Loss(3) ($7.9) million vs. ($77.1) million in Q3 2022 Dealers 11,503 vs. 11,972 in Q3 2022 Adj. EBITDA(4) $0.8 million vs. ($8.7) million in Q3 2022 Units 83k vs. 82K in Q3 2022 Cash & Equivalents(5) $145.5 million vs. $193.0 million in Q3 2022 Monetization $495/unit vs. $473/unit in Q3 2022 Third Quarter 2023 Financial Highlights Revenue: $41.1 million, up 5.4% year over year and up 4.7% sequentially from the second quarter of 2023. Net Loss:3 $(7.9) million, as compared to $(77.1) million in the third quarter of 2022, which includes a one- time goodwill impairment charge of $59.8 million, and $(20.4) million in the second quarter of 2023. Adjusted EBITDA:4 $0.8 million, as compared to $(8.7) million in the third quarter of 2022 and $(5.3) million in the second quarter of 2023. Financial Flexibility: Our balance sheet remained strong with cash and equivalents of approximately $145.5 million5 as of September 30, 2023, and no debt. Third Quarter 2023 Metrics (3, 4, 5, 6)

Q3 2023 | Stockholder letter 16 Q3 2023 Financial Discussion 7 Revenue Revenue of $41.1 million increased by 5.4% year over year and 4.7% sequentially. The year-over-year and sequential revenue growth was mainly due to our OEM incentive revenue and franchise dealer revenue, reflecting a modest and upward trend of new vehicle inventories. The increase was offset by softness in our independent dealer revenue as a result of continued elevated vehicle prices and rising interest rates. Pay-per-sale transaction revenue accounted for approximately 17.4% of dealer revenue during the third quarter as compared to 20.8% in the third quarter of 2022 and 19.1% in the second quarter of 2023. Independent dealer revenue declined 26.1% year over year and 0.7% sequentially. OEM incentive and other revenue ended the quarter at $4.9 million and $0.1 million, respectively, with OEM incentive revenue growing 315.9% from the $1.2 million reported during the same period last year. OEM Incentive spending rose due to the activation of two incentive offers on Sam’s Club and American Express. Sequentially, OEM incentive revenue was up nearly $1.4 million from the $3.5 million reported for the second quarter of 2023. 7 Certain amounts in this financial discussion and the accompanying charts may not sum to total due to rounding.

Q3 2023 | Stockholder letter 17 Quarterly Metrics Dealer count at the end of the third quarter was 11,503, comprising 8,097 franchise dealers and 3,406 independent dealers. Independent dealer count decreased 18.8% year over year and 2.4% sequentially while franchise dealer count rose by 4.1% year over year, but declined 0.7% sequentially. This divergence between franchise and independent dealer counts is representative of the broader trends seen across the new and used vehicle markets. Most independent dealers that left our platform during the third quarter were due to recent industry consolidations or independent dealers going out of business, similar to the trends we saw in the first half of the year. Consumer traffic averaged 8.1 million monthly unique visitors in the third quarter of 2023, rising from the 7.6 million during the third quarter of 2022. Sequentially, consumer traffic declined from 8.3 million seen during the second quarter of 2023 as we continue to optimize efficiency and consciously lower overall acquisition marketing spend.

Q3 2023 | Stockholder letter 18 Total third-quarter units were 83K as compared to 82K during the same quarter last year and 83K in the second quarter of 2023. Total units rose by 0.8% year over year, driven by an increase in new vehicle units. The mix of used vehicles as a percentage of total units was 44.0% in the third quarter of 2023 as compared to 49.3% of total units in the third quarter of 2022 and 44.2% in the second quarter of 2023. Monetization increased per unit to $495 from $473 during the third quarter of 2022 and was up from $474 in the second quarter of 2023. The year-over-year and sequential increases in monetization were predominantly the result of the higher OEM incentives revenue.

Q3 2023 | Stockholder letter 19 Expense and Margin (Reconciliations of non-GAAP metrics used in this letter to their nearest GAAP equivalents are provided at the end of this letter). Third-quarter gross profit, defined as revenues less cost of revenue, was $37.3 million with a gross margin of 90.7% on a GAAP basis, which was slightly up when compared to gross margin of 90.0% in the second quarter of 2023. On a non- GAAP basis, third-quarter gross profit was $37.4M with a gross margin of 90.8%, which was relatively flat when compared to gross margin of 90.6% in the second quarter of 2023. Technology and development expenses were $9.3 million on a GAAP basis and $7.5 million on a non-GAAP basis in the third quarter of 2023, down 26.7% and 35.6% year over year, respectively. Sequentially, technology and development expenses decreased 30.9% and 23.5% on a GAAP and non- GAAP basis, respectively. These year-over-year decreases were largely due to lower recurring headcount costs and consulting costs. On a GAAP basis, the decreases were partially offset by expenses associated with a realignment of the Company’s leadership structure in the third quarter of 2023. The sequential decreases were primarily a result of lower recurring and severance related headcount expenses in the third quarter of 2023. General and administrative expenses were $9.5 million on a GAAP basis and $6.8 million on a non-GAAP basis in the third quarter of 2023, down 16.2% and 18.3% year over year, respectively. The year-over-year decreases were largely due to lower recurring headcount costs and consulting costs. On a GAAP basis, the decreases were partially offset by expenses associated with a realignment of the Company’s leadership structure in the third quarter of 2023. Sequentially, general and administrative expenses decreased 25.2% and 1.5% on a GAAP and non-GAAP basis, respectively. The sequential GAAP decreases were mainly the result of severance related headcount expenses and lower facilities related expenses that resulted from the reduction of our physical footprint.

Q3 2023 | Stockholder letter 20 Sales and marketing, our largest expense category, was $23.2 million on a GAAP basis and $22.2 million on a non-GAAP basis in the third quarter of 2023, down 7.9% and 7.0% year over year, respectively. Sequentially, sales and marketing expenses were down 14.8% on a GAAP basis and 7.9% on a non- GAAP basis. Within sales and marketing expense, TrueCar.com acquisition expense was $5.3 million, down 10.6% year over year and down 10.3% sequentially. Cost per sale for TrueCar.com units was $184, up 8.2% year over year and down 4.8% sequentially. Partner marketing spend was $8.4 million in the third quarter, up 12.0% year over year and 1.2% sequentially. Finally, headcount and other sales and marketing expenses were $9.4 million on a GAAP basis and $8.5 million on a non-GAAP basis in the third quarter of 2023, down 19.3% and 18.7% year over year, respectively. These year-over-year decreases were primarily due to lower recurring headcount expenses. Sequentially, headcount and other sales and marketing expenses decreased 27.2% and 14.2% on a GAAP and non-GAAP basis, respectively. The decreases were primarily due to reduction in recurring headcount costs and sponsorships. Furthermore, GAAP expenses had a higher quarter-over-quarter decrease in expenses due to severance related expenses incurred in the second quarter of 2023. In summary, we continued to focus on managing our expenses while investing in strategic initiatives. We believe this will put us in a stronger long term position for sustainable growth. Balance sheet and cash usage We ended the third quarter of 2023 with approximately $145.5 million in cash and equivalents, as compared to $193.0 million at the end of the third quarter of 2022 and $142.4 million at the end of the second quarter of 2023. We continue to have no debt.

Q3 2023 | Stockholder letter 21 Live Call and Webcast Details TrueCar’s management will host a call to discuss third quarter financial results on Tuesday, November 7, 2023 at 9:00 a.m. Eastern Time. A live webcast of the call can be accessed from the Investor Relations section of our website and by using this link. Investors and analysts can also participate in the call by dialing 1-833-816-1391 (domestic) or 1-412-317-0484 (international). An archived replay of the call will be available upon completion on the Investor Relations section of our website at ir.truecar.com. TrueCar has used and intends to continue to use its Investor Relations website (ir.truecar.com), LinkedIn (https://www.linkedin.com/company/truecar-inc-), Twitter (@TrueCar) and Facebook (www.facebook.com/TrueCar) as means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. About TrueCar TrueCar is a leading automotive digital marketplace that lets auto buyers and sellers connect to our nationwide network of Certified Dealers. With access to an expansive inventory provided by our Certified Dealers, we are building the industry’s most personalized and efficient auto shopping experience as we seek to bring more of the process online. Consumers who visit our marketplace will find a suite of vehicle discovery tools, price ratings and market context on new, used and Certified Pre-Owned vehicles. When they are ready, shoppers in TrueCar’s marketplace can connect with a Certified Dealer in our network, who shares our belief that truth, transparency and fairness are the foundation of a great auto shopping experience. As part of our marketplace, TrueCar powers auto-buying programs for over 250 leading brands, including AARP, Sam’s Club, Navy Federal Credit Union and American Express. Investor relations: investors@truecar.com Media: TrueCar media line: +1-844-469-8442 (US toll-free) pr@truecar.com

Q3 2023 | Stockholder letter 22 Forward-Looking Statements This document contains forward-looking statements. All statements contained herein other than statements of historical fact are forward-looking statements, including statements regarding our revenue growth, expected Adjusted EBITDA, as well as aspirational goals regarding 2026 revenue, free cash flow, and rule of forty and value accretion objectives, our expectations regarding our cash resources, revenue, revenue per dealer, cash flow and management of our expenses and headcount, our market position, the benefits of our strategic restructuring, management changes and reduction in force, increased inventory of new vehicles, expansion plans, enhancements, progress and dealer and consumer adoption of TrueCar+ and increase in the volume of TrueCar+ transactions, sourcing of additional used vehicle inventory, the timing of introduction and success of our new product offerings, our future growth and monetization opportunities, close rates, unit volumes, our ability to execute on our dealer acquisition and retention strategy, our success in sales conversion, our investments in product, technology, and marketing and brand awareness, and the macroeconomic environment, including automobile inventory levels, new and used vehicle pricing and monthly payment dynamics, incentives offered by automobile manufacturers, consumer and dealer demand, interest rates, inflationary trends and industry sales and additional partnering opportunities. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements, and include, among others, those risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission, or SEC, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed with the SEC and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 to be filed with the SEC. These risks include, but are not limited to, the following: • Actions that we have taken in the past and may take in the future to restructure our business in alignment with our strategic priorities may not be as effective as anticipated. • Our business is subject to risks related to the larger automotive ecosystem, including recent low automobile inventory supply levels, which have adversely impacted our business, results of operations and prospects. • If our lead quality or quantity declines, our unit volume could as well, and dealers could leave our network or insist on lower subscription rates, which could reduce our revenue and harm our business. • If we are not successful in rolling out new offerings, including our TrueCar+ offering, providing a compelling value proposition to consumers using these offerings, integrating our current and future offerings into such experiences or monetizing them, our business and prospects could be adversely affected.

Q3 2023 | Stockholder letter 23 • The growth of our business relies significantly on our ability to maintain and increase the revenues that we derive from dealers in our network of TrueCar Certified Dealers. Failure to do so would harm our financial performance. • We may not be able to provide a compelling car-buying experience to our users, which could cause the number of transactions between our users and dealers, and therefore our revenues, to decline. • Economic and other conditions that impact consumer demand for automobiles, including interest rates, inflation, fuel prices and the impacts of public health events, may have a material adverse effect on our business, financial condition and results of operations. • The loss of a significant affinity partner, such as the termination of our partnership with USAA Federal Savings Bank in 2020, or a significant reduction in units attributable to our affinity partners would reduce our revenue and harm our operating results. • We may fail to meet our publicly announced guidance or other expectations about our business and future operating results, which could cause our stock price to decline. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. All forward-looking statements in this document are based on information available to our management as of the date of this press release and, except as required by law, management assumes no obligation to update those forward-looking statements, which speak only as of their respective dates.

Q3 2023 | Stockholder letter 24 Use of Non-GAAP Financial Measures This document includes a non-GAAP financial measure we refer to as Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) adjusted to exclude interest income, depreciation and amortization, stock-based compensation, gain (loss) from equity method investment, changes in the fair value of contingent consideration liability, lease exit costs, impairment of right-of-use (“ROU”) assets, transaction costs, restructuring charges and income taxes. We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Adjusted EBITDA should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP. In addition, our Adjusted EBITDA measure may not be comparable to similarly titled measures of other organizations as they may not calculate Adjusted EBITDA in the same manner as we calculate this measure. We use Adjusted EBITDA as an operating performance measure because it is (i) an integral part of our reporting and planning processes; (ii) used by our management and board of directors to assess our operational performance, and together with operational objectives, as a measure in evaluating employee compensation and bonuses; and (iii) used by our management to make financial and strategic planning decisions regarding future operating investments. We believe that using Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis because it excludes variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance and debt service capabilities. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: • Adjusted EBITDA does not reflect the receipt of interest or the payment of income taxes; • Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments; • Adjusted EBITDA does not reflect lease exit costs or impairment charges on our ROU assets associated with subleasing;

Q3 2023 | Stockholder letter 25 • Adjusted EBITDA does not reflect the charges associated with the restructuring plan initiated and completed in the second quarter of 2023 to improve efficiency and reduce expenses or a realignment of the Company’s leadership structure initiated in the third quarter of 2023; • Adjusted EBITDA does not consider the potentially dilutive impact of shares issued or to be issued in connection with stock-based compensation; and • other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including our net loss, our other GAAP results and various cash flow metrics. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and you should not infer from our presentation of Adjusted EBITDA that our future results will not be affected by these expenses or any unusual or non-recurring items.

Q3 2023 | Stockholder letter 26 Financial Statements And Non-GAAP Financial Measures

Q3 2023 | Stockholder letter 27

Q3 2023 | Stockholder letter 28

Q3 2023 | Stockholder letter 29

Thank You